EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-69480, 333-56116, and 333-115784) of W-H Energy Services, Inc. of our report dated March 11, 2005 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Houston, TX
May 31, 2006